Exhibit 99.1

Vivakor Signs Definitive Agreement to Acquire Endeavor Entities for $120 Million

DALLAS, TX / March 25, 2024 / Vivakor, Inc. (NASDAQ:VIVK) (“Vivakor” or the “Company”), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, today is pleased to announce that as of March 21, 2024, it signed a definitive Membership Interest Purchase Agreement (“MIPA”) to acquire Endeavor Crude, LLC, Meridian Equipment Leasing, LLC, including its subsidiary CPE MidCon, LLC, Equipment Transport, LLC., and Silver Fuels Processing, LLC , collectively the Endeavor Entities (“Endeavor Entities”), from Jorgan Development, LLC and JBAH Holdings, LLC (collectively “Jorgan”). Jorgan is an affiliate of James Ballengee, Vivakor’s CEO.

The Endeavor Entities operate in the midstream segment of the oil industry, which targets oil logistics, gathering and storage, including crude oil and produced water trucking and disposal services, ,and also operate a crude oil pipeline gathering system and pipeline injection stations. Vivakor expects to benefit from the expected synergies these acquisitions will create. In addition, each of the material businesses have 10-year take or pay contracts with White Claw Crude, LLC, an affiliate of Jorgan,, which began on January 1, 2024, that provide minimum revenue levels. In the crude oil and produced water trucking business, the Endeavor Crude, LLC contract with White Claw Crude, LLC guarantees a volume of 75,000 barrels of crude oil be transported each day. The pipeline gathering contract with CPE MidCon, LLC guarantees a minimum pipeline throughput revenue of $200,000 per month. For the to be acquired SFP injection stations, minimum contract guarantees call for 200,000 barrels per month of throughput at $0.275 per barrel.  Additionally, SFP is in the process of constructing a new station located in the Permian Basin that is expected add an additional 30,000 barrels per month for a new minimum of 230,000 barrels per month.

Under the terms of the MIPA, unanimously approved by the board of directors of each party, during which vote James Ballengee, recused himself from voting in his capacity as Chairman of the Board of Vivakor, upon a successful closing, Vivakor would acquire 100% of the Endeavor Entities for $120 million, consisting of (i) shares of Vivakor common stock to be valued at an above market price of $1.00 per share, in an amount to not exceed 19.99% of the total number of Vivkaor’s pre-transaction issued and outstanding shares of common stock and shall not result in, taking into consideration common stock presently owned by Jorgan or its related parties, owning in excess of 49.99% of the common stock issued and outstanding on a post-closing basis; and (ii) shares of non-voting, 6% cumulative, Series A convertible preferred stock. Additional contingent consideration of up to $49 million, payable in Vivakor Series A convertible preferred stock, will be payable to Jorgan in the event the Endeavor Entities generate 2024 EBITDA in an amount greater than $12 million. Conversely, in the event the Endeavor Entities fail to generate a minimum of $12 million in 2024 EBITDA, up to $49 million of the purchase price consideration paid in the form of Series A convertible preferred stock will be subject to return by Jorgan to Vivakor for cancellation .

The closing of the Acquisition, is subject to, among other things completion of due diligence satisfactory to the parties, delivery of audited financials for the periods ended December 31, 2022 and 2023 for the Endeavor Entities, Vivakor’s receipt of a satisfactory fairness opinion to the underlying transaction, approval under the Hart Scott Rodino Act, and other customary closing conditions. Vivakor is currently targeting the Acquisition to close by the end of the fiscal quarter ending June 30, 2024.

Vivakor Chairman and CEO James Ballengee commented, “We are excited to bring all of these operations and assets together under one roof at Vivakor. We believe there are strong synergies between the business segments which will allow Vivakor to more completely capture the value chain, and expect to be able to streamline operations that should result in significant cost efficiencies. Of note, the proposed transaction requires no cash, is risk mitigated due to the 10-year take or pay contracts, and most importantly, will provide Vivakor with positive free cash-flow to support on-going growth and current operations. We look forward to moving this acquisition toward closing by the end of June and will continue to update our valued shareholders and the financial community as we move this transaction toward a successful close.”

Endeavor Crude, LLC is a interstate crude oil carrier headquartered in Dallas, Texas and presently operates 132 tractors which are leased from Meridian Equipment Leasing, LLC. Endeavor Crude, LLC presently operates in Texas, Louisiana, Oklahoma, New Mexico, Colorado, and North Dakota.

Equipment Transport, LLC is an active freight carrier which hauls produced water and other water products for the oil industry and operates primarily in Texas.

Meridian Equipment Leasing, LLC owns various trucking equipment which it leases directly to Endeavor Crude, LLC and/or Endeavor Crude, LLC’s independent owner-operators.

CPE MidCon, LLC operates an approximate 40 mile oil gathering pipeline, and oil storage and logistics facility in Oklahoma.

Silver Fuels Processing, LLC operates multiple truck pipeline injection stations located in multiple regions of Texas, New Mexico, and North Dakota.

Clear Street, LLC acted as Financial Advisor to Vivakor while Lucosky Brookman LLP served as exclusive legal advisor to Vivakor on this transaction.

About Vivakor, Inc.

Vivakor, Inc. (NASDAQ:VIVK), is a clean energy technology company focused on the oil remediation and natural resources sectors. Vivakor’s corporate mission is to create, acquire, accumulate, and operate distinct assets, intellectual properties, and exceptional technologies. Its Silver Fuels Delhi, LLC, and White Claw Colorado City, LLC subsidiaries include crude oil gathering, storage, and transportation facilities, which feature long-term ten year take-or-pay contracts.

Vivakor’s patented Remediation Processing Centers allow for the environmentally friendly recovery of bitumen (heavy crude) and other hydrocarbons from the remediation of contaminated soils. Vivakor believes its RPC’s are the only remediation system that can clean soils with more than 5% by weight oil contamination while recovering the oil and leaving the soil fully viable for reuse. Once operational, its Remediation Processing Centers will focus on extraction from shallow, oil-laden sands, along with generating petroleum-based remediation projects in Kuwait and in Houston, Texas.

For more information, please visit our website: http://vivakor.com

Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, , the expected transaction and ownership structure, the valuation of the transaction, the likelihood and ability of the parties to successfully and timely consummate the acquisitions contemplated by the MIPA the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the MIPA, our ability to maintain the listing of our securities on the Nasdaq Capital Market, the parties failure to realize the anticipated benefits of the MIPA, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and the Endeavor Entities or the date of such information in the case of information from persons other than Vivakor and the Endeavor Entities , and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding the Endeavor Entities industries and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:
P:949-281-2606
info@vivakor.com

ClearThink
nyc@clearthink.capital